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As filed with the Securities and Exchange Commission on December 19, 2008

Registration No. 333-155354

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 1 to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PZENA INVESTMENT MANAGEMENT, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	20-8999751 (I.R.S. Employer Identification Number)

120 West 45th Street, New York, New York 10036
(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (212) 355-1600

Wayne A. Palladino
Chief Financial Officer
Pzena Investment Management, Inc.
120 West 45th Street, New York, New York 10036
Telephone: (212) 355-1600
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies of all correspondence to:

Richard B. Aftanas, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036

Approximate Date of Commencement of Proposed Sale to the Public:
From time to time after the effective date of this registration statement.

          If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this form is a registration statement pursuant to General Instruction I.D. or a post effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

          If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one.)

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Per Share Offering Price(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Class A common stock, par value $0.01 per share	57,937,910	$4.08	$236,386,672.80	$9,290.00*

(1)
This Registration Statement registers 57,937,910 shares of Class A common stock of Pzena Investment Management, Inc. issuable upon exchange of an equivalent number of Class B units of Pzena Investment Management, LLC. This Registration Statement also relates to such additional shares of Class A common stock of Pzena Investment Management, Inc. as may be issued with respect to such shares of Class A common stock by way of a stock dividend, stock split or similar transaction.

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The price per share and aggregate offering price are based on the average of the high and low sales prices of the Class A common stock on November 11, 2008, as reported on the New York Stock Exchange.

*
Previously paid.

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 19, 2008

PROSPECTUS

Up to 57,937,910 Shares of Class A Common Stock

        Pzena Investment Management, Inc. may issue from time to time up to 57,937,910 shares of its Class A common stock, par value $0.01 per share, to holders of Class B units of Pzena Investment Management, LLC upon exchange of up to an equal number of such Class B units. We are organized under the laws of the State of Delaware and act as the sole managing member of Pzena Investment Management, LLC, a Delaware limited liability company. The 57,937,910 Class B units of Pzena Investment Management, LLC were issued in connection with the reorganization of Pzena Investment Management, LLC on October 30, 2007 and the concurrent closing of the initial public offering of our Class A common stock.

        The registration statement of which this prospectus is a part only registers the issuance of up to 57,937,910 shares of our Class A common stock upon the exchange by the holders of the equivalent number of Class B units. Any future resales by these holders of the shares received upon exchange may be made pursuant to an available exemption from registration under the Securities Act or a registration statement covering a secondary offering by these holders.

        The registration of these shares does not necessarily mean that any holders will exchange their Class B units, which exchanges are subject to the restrictions set forth in the operating agreement of Pzena Investment Management, LLC. None of the members of the Executive Committee of Pzena Investment Management, LLC, who beneficially own a substantial majority of the Class B units currently outstanding, have any present plans to sell any shares of Class A common stock. We will not receive any cash proceeds from the issuance of any of our shares of Class A common stock upon an exchange of Class B units, but we will acquire the Class B units exchanged for shares of our Class A common stock that we issue to an exchanging holder.

        Our Class A common stock is traded on the New York Stock Exchange under the symbol "PZN." On November 12, 2008, the NYSE official closing price of our Class A common stock was $3.66 per share.

        Investing in our Class A common stock involves a high degree of risk. See "Risk Factors" beginning on page 2 of this prospectus to read about factors you should consider before buying our Class A common stock.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                                    , 2009.

 ABOUT THIS PROSPECTUS

        We have not authorized anyone to provide you with information or to make any representations about anything not contained in this prospectus or the documents incorporated by reference in this prospectus. You must not rely on any unauthorized information or representations. We are only offering to issue, and only seeking offers to acquire, the shares of Class A common stock covered by this prospectus, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained or incorporated by reference in this prospectus is current only as of its date, regardless of the time and delivery of this prospectus or of any sale of the shares.

        You should read carefully the entire prospectus, as well as the documents incorporated by reference in the prospectus, before making an investment decision.

i

 PZENA INVESTMENT MANAGEMENT, INC.

        This summary highlights information contained elsewhere or incorporated by reference into this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in our Class A common stock. You should read this entire prospectus carefully, including the section entitled "Risk Factors" and the documents that we incorporate by reference into this prospectus, before making an investment decision. As used in this prospectus, unless otherwise specified or the context requires otherwise, the terms "we" or "us" refer to Pzena Investment Management, Inc. and its subsidiaries.

Overview

        We are the sole managing member of Pzena Investment Management, LLC, which is our operating company. Founded in late 1995, Pzena Investment Management, LLC is a value-oriented investment management firm with a long-term record of investment excellence and exceptional client service. We believe that we have established a positive, team-oriented culture that enables us to attract and retain very qualified people. Over the past thirteen years, we have built a diverse, global client base of respected and sophisticated institutional investors, high net worth individuals and select third-party distributed mutual funds for which we act as sub-investment adviser.

Company Information

        Our principal executive offices are located at 120 West 45th Street, New York, New York 10036 and our main telephone number is (212) 355-1600. Our website address is www.pzena.com. We do not incorporate by reference into this prospectus the information on our website, and you should not consider it as part of this prospectus.

 RISK FACTORS

        Investing in our Class A common stock involves a high degree of risk. You should consider carefully the risk factors described in "Part II—Item 1A—Risk Factors" in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, which report is incorporated by reference herein, as such information may be amended or supplemented in our subsequently filed Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, and all other information contained in or incorporated by reference in this prospectus, before deciding to invest in our Class A common stock.

 FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements. Forward-looking statements provide our current expectations, or forecasts, of future events. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as "anticipate," "believe," "continue," "ongoing," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project" or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking.

        Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Our actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors summarized in the section of this prospectus entitled "Risk Factors" and as further described in Item 1A of Part II of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 incorporated by reference herein, as such information may be amended or supplemented in our subsequently filed Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. Accordingly, you should not unduly rely on these forward-looking statements, which speak only as of the date of this prospectus. We undertake no obligation to publicly revise any forward-looking statements to reflect circumstances or events after the date of this prospectus, or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks we describe in the periodic and other reports we will file from time to time with the Securities and Exchange Commission, or SEC, after the date of this prospectus.

        Forward-looking statements include, but are not limited to, statements about:

  •
  our anticipated future results of operations and operating cash flows;

  •
  our business strategies and investment policies;

  •
  our financing plans and the availability of short- or long-term borrowing;

  •
  our competitive position and the effects of competition on our business;

  •
  potential growth opportunities available to us;

  •
  the recruitment and retention of our employees;

  •
  our expected levels of compensation for our employees;

  •
  our potential operating performance, achievements, efficiency and cost reduction efforts;

  •
  our expected tax rate;

  •
  changes in interest rates;

  •
  our expectation with respect to the economy, capital markets, the market for asset management services and other industry trends;

  •
  the benefits to our business resulting from the effects of the reorganization we consummated on October 30, 2007; and

  •
  the impact of future legislation and regulation, and changes in existing legislation and regulation, on our business.

        The reports that we file with the SEC, accessible on the SEC's website at www.sec.gov, identify additional factors that can affect forward-looking statements.

 USE OF PROCEEDS

        We will not receive any cash proceeds from the issuance of any shares of our Class A common stock pursuant to this prospectus, but we will acquire the Class B units of Pzena Investment Management, LLC exchanged for the shares of our Class A common stock that we may issue to an exchanging holder.

 EXCHANGE OF CLASS B UNITS OF PZENA INVESTMENT MANAGEMENT, LLC

        Pursuant to the operating agreement of Pzena Investment Management, LLC, dated as of October 30, 2007, on a date or dates designated by us each year (or, if we do not designate any such date by September 30th of any year, on October 30th) each holder of Class B units may exchange up to 15% of its Class B units for an equivalent number of shares of our Class A common stock, subject to certain restrictions set forth in the operating agreement. In addition, our board of directors may, in its sole discretion, allow holders of Class B units to make exchanges in amounts exceeding those described above. Notwithstanding the foregoing, no holder of Class B units will be entitled to exchange such units for shares of Class A common stock if such exchange would be prohibited under applicable federal or state securities laws or regulations. None of the members of the Executive Committee of Pzena Investment Management, LLC, who beneficially own a substantial majority of the Class B units currently outstanding, have any present plans to sell any shares of Class A common stock.

        In order to exercise its exchange rights, a holder of Class B units must provide written notice to us that such holder desires to exchange a stated number of Class B units for an equal number of shares of Class A common stock. This written notice must be accompanied by instruments of transfer, in form satisfactory to us and American Stock Transfer & Trust Company, as the transfer agent for the Class A common stock, duly executed by the holder or its duly authorized attorney and transfer tax stamps or funds therefor if such shares will be issued in a name other than that of the holder of the Class B units exchanged. Delivery of the written notice and instruments of transfer must be made during normal business hours to the principal executive offices of Pzena Investment Management, Inc. or our transfer agent.

 PLAN OF DISTRIBUTION

        This prospectus relates to the issuance from time to time of up to 57,937,910 shares of our Class A common stock to holders of up to an equal number of Class B units of Pzena Investment Management, LLC. The shares of Class A common stock registered under this prospectus will only be issued to the extent that holders of Class B units of Pzena Investment Management, LLC exchange such Class B units. We will not receive any cash proceeds from the issuance of any of our shares of Class A common stock upon an exchange of such Class B units, but we will acquire the Class B units exchanged for shares of our Class A common stock that we issue to an exchanging holder.

LEGAL MATTERS

        The validity of the securities being offered hereby will be passed upon by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

EXPERTS

        The consolidated statement of financial condition of Pzena Investment Management, Inc. as of December 31, 2007 and 2006 (prior to October 30, 2007—Pzena Investment Management, LLC and Subsidiaries), the related consolidated statements of operations, changes in equity, and cash flows for the year ended December 31, 2007, and the related consolidated statements of operations, changes in excess of liabilities over assets, and cash flows of Pzena Investment Management, LLC and Subsidiaries for the year ended December 31, 2006, each incorporated by reference in this prospectus and registration statement, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon also incorporated by reference herein, which as to the year 2006 are based in part on the reports of J.H. Cohn LLP, independent registered public accounting firm.

        The consolidated statements of operations, cash flows and changes in excess of liabilities over assets of Pzena Investment Management, LLC and Subsidiaries for the year ended December 31, 2005, incorporated by reference in this prospectus and registration statement, have been audited by J.H. Cohn LLP, independent registered public accounting firm, as set forth in their report thereon also incorporated by reference herein.

        The financial statements of the following private investment partnerships, each of which have been consolidated in our financial statements as of and for the year ended December 31, 2006, have been audited by J.H. Cohn LLP, independent registered public accounting firm, as set forth in their reports thereon, also incorporated by reference herein: (i) the statement of assets and liabilities, including the condensed schedule of investments, of Pzena Large Cap Value Fund (a series of Pzena Investment Funds) as of December 31, 2006, and the related statements of operations and changes in net assets for the year then ended; (ii) the statement of assets and liabilities, including the condensed schedule of investments, of Pzena Large Cap Value Fund II as of December 31, 2006, and the related statements of operations and changes in net assets for the period from August 1, 2006 (commencement of operations) to December 31, 2006; (iii) the statement of assets and liabilities, including the condensed schedule of investments, of Pzena International Value Service (a separate series of interests in Pzena Investment Management International, LLC) as of December 31, 2006, and the related statements of operations and changes in net assets for the year then ended; (iv) the statement of assets and liabilities, including the condensed schedule of investments, of Pzena Global Value Service (a separate series of interests in Pzena Investment Management International, LLC) as of December 31, 2006, and the related statements of operations and changes in net assets for the year then ended; and (v) the statement of assets and liabilities, including the condensed schedule of investments, of Pzena Investment Management Select Fund, L.P. (a limited partnership) as of December 31, 2006, and the related statements of operations and changes in partners' capital for the year then ended, the report for which includes an explanatory paragraph indicating that the general partner of this limited partnership decided to liquidate the partnership on January 23, 2007.

        The financial statements referred to above are included in reliance upon such reports given on authority of such firms as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        The SEC allows us to 'incorporate by reference' information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information that we incorporate by reference is considered to be part of this prospectus. Because we are incorporating by reference our future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some or all of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.

        We file electronically with the SEC our annual reports on Form 10-K, quarterly interim reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act. Our SEC file number is 000-33761. We make available on or through our website, free of charge, copies of these reports as soon as reasonably practicable after we electronically file or furnish them to the SEC. You can also request copies of such documents by contacting our Investor Relations Department at (212) 355-1600. You may read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us. The SEC's website can be found at http://www.sec.gov.

        All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after this registration statement is declared effective, and before the end of any offering made under this prospectus will be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus and any previously filed document. We incorporate by reference the following information that has been filed with the SEC:

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  our annual report on Form 10-K for the year ended December 31, 2007, filed with the SEC on March 31, 2008;

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  our quarterly report on Form 10-Q for the quarterly period ended March 31, 2008, filed with the SEC on May 14, 2008;

  •
  our quarterly report on Form 10-Q for the quarterly period ended June 30, 2008, filed with the SEC on August 13, 2008;

  •
  our quarterly report on Form 10-Q for the quarterly period ended September 30, 2008, filed with the SEC on November 13, 2008;

  •
  our current reports on Form 8-K filed with the SEC on January 11, 2008, as amended by the Form 8-K/A filed on January 11, 2008, February 11, 2008, Item 8.01 and Exhibit 99.2 of Item 9.01 of the Form 8-K filed on February 12, 2008, March 10, 2008, April 10, 2008, May 12, 2008, June 10, 2008, July 10, 2008, August 11, 2008, September 10, 2008, September 22, 2008, October 10, 2008, October 30, 2008, November 10, 2008, December 10, 2008 and December 12, 2008; and

  •
  the description of our Class A common stock, which is contained in the registration statement on Form 8-A filed with the SEC on October 23, 2007.

        Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

        We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. We will provide this information upon written or oral request and at no cost to the requester. Requests for this information must be made to our General Counsel, Joan Berger, at 120 West Forty Fifth Street, New York, NY 10036, or by telephone at (212) 355-1600.

 PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth the estimated costs and expenses payable by Pzena Investment Management, Inc. (the "Registrant") in connection with the Class A common stock being registered hereby. All the amounts shown are estimates, except for the SEC registration fee.

SEC Registration Fee	$9,290
Accounting Fees and Expenses	30,000
Legal Fees and Expenses	40,000
Miscellaneous Expenses	10,000

Total	$89,290

Item 15.    Indemnification of Directors and Officers.

        The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware ("Delaware Law") provides that a Delaware corporation may indemnify any persons who were, are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by, or in the right of, such corporation), by reason of the fact that such person is, or was, an officer, director, employee or agent of such corporation, or is, or was, serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually, and reasonably incurred, by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the corporation's best interests and, for any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

        A Delaware corporation may indemnify officers and directors against expenses (including attorneys' fees) in connection with the defense or settlement of an action by, or in the right of, the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred.

        In accordance with Section 102(b)(7) of Delaware Law, the Registrant's Amended and Restated Certificate of Incorporation contains a provision to limit the personal liability of its directors' violations of their fiduciary duty. This provision eliminates each director's liability to the Registrant and its stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to the Registrant or to its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which a director derived an improper personal benefit. In addition, the Registrant's Amended and Restated Certificate of Incorporation authorizes it to purchase and maintain insurance to protect the Registrant and any of its directors, officers, employees or agents, or another business entity, against any expense, liability or loss incurred by him or her in any such capacity, or arising out of his or her status as such, regardless of whether the Registrant would have the power to indemnify such person under its bylaws or Delaware Law.

        The Registrant maintains directors and officers' liability insurance, which covers directors and officers against certain claims or liabilities arising out of the performance of their duties, and it intends to maintain this insurance in place. In addition, the Registrant has entered into indemnification agreements with each of its directors. These agreements provide, in general, that the Registrant indemnify, and pay expenses on behalf of, these persons to the fullest extent permitted by applicable law.

        The indemnification provisions noted above may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liabilities arising under the Securities Act, as amended.

Item 16.    Exhibits.

Exhibit Number	Exhibits
4.1	Specimen Certificate for the Class A Common Stock of Pzena Investment Management, Inc. (incorporated by reference to Exhibit 4.1 to Amendment No. 4 to the Form S-1 filed by Pzena Investment Management, Inc. on October 22, 2007)
4.2
Resale and Registration Rights Agreement, dated October 30, 2007, by and among Pzena Investment Management, Inc. and the Holders named on the signature pages thereto (incorporated by reference to Exhibit 4.3 to the Form 10-Q filed by Pzena Investment Management, Inc. on December 5, 2007)
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP*
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm
23.2	Consent of J.H. Cohn LLP, independent registered public accounting firm, with respect to its report on certain financial statements of Pzena Investment Management, LLC
23.3	Consent of J.H. Cohn LLP, independent registered public accounting firm, with respect to its report on certain financial statements of Pzena Large Cap Value Fund
23.4	Consent of J.H. Cohn LLP, independent registered public accounting firm, with respect to its report on certain financial statements of Pzena Large Cap Value Fund II
23.5	Consent of J.H. Cohn LLP, independent registered public accounting firm, with respect to its report on certain financial statements of Pzena International Value Service
23.6	Consent of J.H. Cohn LLP, independent registered public accounting firm, with respect to its report on certain financial statements of Pzena Global Value Service
23.7	Consent of J.H. Cohn LLP, independent registered public accounting firm, with respect to its report on certain financial statements of Pzena Investment Management Select Fund, L.P.
23.8	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)*
24.1	Powers of Attorney for Messrs. Galbraith, Greenblatt, Meyerowich and Ullman**

*
To be filed by amendment.

**
Previously filed.

Item 17.    Undertakings.

        a.     The undersigned registrant hereby undertakes:

          1.     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            i.      To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            ii.     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            iii.    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            Provided however, that: paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          2.     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3.     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          4.     That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

            If the registrant is relying on Rule 430B:

              A.    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

              B.    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

          5.     That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            i.      Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

            ii.     Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            iii.    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            iv.    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        b.     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        c.     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on December 19, 2008.

PZENA INVESTMENT MANAGEMENT, INC.
By:	/s/ WAYNE A. PALLADINO Name: Wayne A. Palladino Title: Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Form S-3 has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RICHARD S. PZENA Richard S. Pzena	Chairman of the Board of Directors, Chief Executive Officer and Co-Chief Investment Officer (Principal Executive Officer)	December 19, 2008
/s/ WAYNE A. PALLADINO Wayne A. Palladino	Chief Financial Officer (Principal Financial and Accounting Officer)	December 19, 2008
* Steven M. Galbraith	Director	December 19, 2008
* Joel M. Greenblatt	Director	December 19, 2008
* Richard P. Meyerowich	Director	December 19, 2008
/s/ RONALD W. TYSOE Ronald W. Tysoe	Director	December 19, 2008

*By:	/s/ WAYNE A. PALLADINO As Attorney- in- Fact

 EXHIBIT INDEX

Exhibit Number	Exhibits
4.1	Specimen Certificate for the Class A Common Stock of Pzena Investment Management, Inc. (incorporated by reference to Exhibit 4.1 to Amendment No. 4 to the Form S-1 filed by Pzena Investment Management, Inc. on October 22, 2007)
4.2
Resale and Registration Rights Agreement, dated October 30, 2007, by and among Pzena Investment Management, Inc. and the Holders named on the signature pages thereto (incorporated by reference to Exhibit 4.3 to the Form 10-Q filed by Pzena Investment Management, Inc. on December 5, 2007)
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP*
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm
23.2	Consent of J.H. Cohn LLP, independent registered public accounting firm, with respect to its report on certain financial statements of Pzena Investment Management, LLC
23.3	Consent of J.H. Cohn LLP, independent registered public accounting firm, with respect to its report on certain financial statements of Pzena Large Cap Value Fund
23.4	Consent of J.H. Cohn LLP, independent registered public accounting firm, with respect to its report on certain financial statements of Pzena Large Cap Value Fund II
23.5	Consent of J.H. Cohn LLP, independent registered public accounting firm, with respect to its report on certain financial statements of Pzena International Value Service
23.6	Consent of J.H. Cohn LLP, independent registered public accounting firm, with respect to its report on certain financial statements of Pzena Global Value Service
23.7	Consent of J.H. Cohn LLP, independent registered public accounting firm, with respect to its report on certain financial statements of Pzena Investment Management Select Fund, L.P.
23.8	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)*
24.1	Powers of Attorney for Messrs. Galbraith, Greenblatt, Meyerowich and Ullman**

*
To be filed by amendment.

**
Previously filed.

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TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
PZENA INVESTMENT MANAGEMENT, INC.
RISK FACTORS
FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
EXCHANGE OF CLASS B UNITS OF PZENA INVESTMENT MANAGEMENT, LLC
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 14. Other Expenses of Issuance and Distribution.
  Item 15. Indemnification of Directors and Officers.
  Item 16. Exhibits .
  Item 17. Undertakings .
SIGNATURES
EXHIBIT INDEX